Exhibit 99.1

AptarGroup Reports Second Quarter Results

CRYSTAL LAKE, Ill.--(BUSINESS WIRE)--July 27, 2017--AptarGroup, Inc. (NYSE:ATR) today announced its second quarter results.

Second Quarter 2017 Summary

  Reported sales were in line with the prior year
  Excluding the negative impact from changes in foreign currency exchange rates, core sales increased 1% as robust core sales growth in the Pharma and Food + Beverage segments offset a decline in Beauty + Home
  Reported net income (11% of net sales) increased to $65 million (+10%) primarily due to a lower effective tax rate
  EBITDA (20% of net sales) decreased to $124 million (-7%) primarily due to decreases in business in certain markets and higher raw material costs
  Reported earnings per share were $1.01 compared to $0.91 reported in the prior year (+11%) and $0.90 in the prior year when adjusting for changes in currency exchange rates (+12%)
  Current period earnings per share included certain tax benefits equivalent to $0.09 per share related to stock-based compensation and $0.05 per share primarily related to the Company’s planned cash repatriation activities

Second Quarter Results

For the quarter ended June 30, 2017, reported sales were in line with the prior year at $618 million. Core sales, which exclude the negative impact from changes in currency exchange rates, increased approximately 1%.

Second Quarter Segment Sales Analysis (Change Over Prior Year)
	Beauty + Home	Pharma	Food + Beverage	Total AptarGroup
Core Sales Growth	(4%)	8%	7%	1%
Currency Effects (1)	(1%)	(2%)	(1%)	(1%)
Total Reported Sales Growth	(5%)	6%	6%	0%

(1) - Currency effects are approximated by translating last year's amounts at this year's foreign exchange rates.

Commenting on the quarter, Stephan Tanda, President and CEO, said, “Our Pharma and Food + Beverage segments performed very well in the quarter with growth across each of their respective markets. Our Beauty + Home segment had another challenging quarter with decreased product sales across each end market and lower custom tooling sales. In Brazil we are feeling the effects of the difficult local economic condition. We also experienced operational challenges at a facility that produces decorative components sold to the beauty market and this, along with higher raw material costs, negatively impacted the segment’s profitability. We are moving forward with initiatives to return this segment to core growth while we work to improve operational efficiencies.”

Aptar’s reported earnings per share increased 11% to $1.01 compared to $0.91 reported a year ago. Prior year adjusted earnings per share, which adjusts for comparable exchange rates, would have been $0.90. Current period earnings per share included approximately $0.14 related to certain tax benefits.

Year-to-Date Results

For the six months ended June 30, 2017, reported sales increased 1% to $1.22 billion from $1.20 billion a year ago. Core sales, which exclude the negative impact from changes in currency exchange rates and the positive impact from acquisitions, increased approximately 2%.

Six Months Year-to-Date Segment Sales Analysis (Change Over Prior Year)
	Beauty + Home	Pharma	Food + Beverage	Total AptarGroup
Core Sales Growth	(2%)	9%	3%	2%
Acquisitions	1%	0%	0%	1%
Currency Effects (1)	(1%)	(2%)	(2%)	(2%)
Total Reported Sales Growth	(2%)	7%	1%	1%

(1) - Currency effects are approximated by translating last year's amounts at this year's foreign exchange rates.

Tanda commented on the year-to-date results, “It’s been a mixed first half for our Beauty + Home segment with positive growth in the first quarter being more than offset by a difficult second quarter. Our Pharma segment has grown consistently and our Food + Beverage segment has performed well despite the continued difficult comparisons to the prior year for our beverage business in Asia.”

For the six months year-to-date, Aptar’s reported earnings per share increased 15% to $1.81 compared to $1.58 reported a year ago. Prior year adjusted earnings per share, which adjusts for costs related to the Mega Airless acquisition and comparable exchange rates, would have been $1.64. The six months year-to-date earnings per share included approximately $0.18 related to certain tax benefits.

Outlook

Commenting on Aptar’s outlook, Tanda said, “Looking ahead to the third quarter, we expect our Beauty + Home segment to continue to face headwinds in the short-term. In addition to continued weakness in North America and Brazil, we now anticipate some risk with our business in China due to the recent excessive heat wave resulting in energy restrictions. This not only impacts our facilities but our suppliers’ as well. It’s too early to estimate the effects but we are watching the situation closely. The business pipeline in our Pharma segment remains solid, although it will likely be difficult to report year-on-year sales growth due to some significant custom tooling sales that occurred in the prior year third quarter. We expect Food + Beverage to continue to grow over the prior year as we further leverage our capabilities and technologies across different categories. Though we face certain near-term challenges, we remain positive about our long-term growth opportunities across each business segment. We are dedicated to executing our growth strategy, investing for the future and helping our customers to grow their businesses with our innovative dispensing solutions.”

Aptar expects earnings per share for the third quarter to be in the range of $0.77 to $0.82 compared to $0.82 per share reported in the prior year. Our guidance range is based on an effective tax rate range of 26.5% to 28.5%, which includes an estimated potential tax benefit from our adoption of the new accounting standard for share-based compensation. Adjusting for changes in foreign currency exchange rates, comparable adjusted earnings per share for the prior year were approximately $0.83.

Cash Dividend

As previously reported, the Board declared on July 13, 2017 a quarterly cash dividend of $0.32 per share, payable August 16, 2017 to stockholders of record as of July 26, 2017.

Open Conference Call

There will be a conference call on Friday, July 28, 2017 at 8:00 a.m. Central Time to discuss AptarGroup’s second quarter results for 2017. The call will last approximately one hour. Interested parties are invited to listen to a live webcast by visiting the Investor Relations page at www.aptar.com. Replay of the conference call can also be accessed for a limited time on the Investor Relations page of the website.

AptarGroup, Inc. is a leading global supplier of a broad range of innovative dispensing and sealing solutions for the beauty, personal care, home care, prescription drug, consumer health care, injectables, food, and beverage markets. AptarGroup is headquartered in Crystal Lake, Illinois, with manufacturing facilities in North America, Europe, Asia and South America. For more information, visit www.aptar.com.

Presentation of Non-GAAP Information

This press release refers to certain non-GAAP financial measures, including prior year adjusted earnings per share and adjusted EBITDA, which exclude the impact of transaction costs and purchase accounting adjustments that affected inventory values related to the Mega Airless acquisition. Core sales and adjusted earnings per share also exclude the impact of foreign currency translation effects. Non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures provided by other companies. Aptar’s management believes these non-GAAP financial measures provide useful information to our investors because they allow for a better period over period comparison of operating results by removing the impact of items that, in management’s view, do not reflect Aptar’s core operating performance. These non-GAAP financial measures also provide investors with certain information used by Aptar’s management when making financial and operational decisions. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial results, but should be read in conjunction with the unaudited condensed consolidated statements of income and other information presented herein. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures is included in the accompanying tables.

This press release contains forward-looking statements, including certain statements set forth under the “Outlook” section of this press release. Words such as “expects,” “anticipates,” “believes,” “estimates,” “future,” “potential” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on our beliefs as well as assumptions made by and information currently available to us. Accordingly, our actual results may differ materially from those expressed or implied in such forward-looking statements due to known or unknown risks and uncertainties that exist in our operations and business environment including, but not limited to, the possible impact and consequences of the fire at the Company’s facility in Annecy, France; the impact and extent of contamination found at the Company’s facility in Brazil; economic conditions worldwide including potential deflationary conditions in regions we rely on for growth; political conditions worldwide; significant fluctuations in foreign currency exchange rates or our effective tax rate; changes in customer and/or consumer spending levels; financial conditions of customers and suppliers; consolidations within our customer or supplier bases; fluctuations in the cost of materials, components and other input costs; the availability of raw materials and components; our ability to successfully implement facility expansions and new facility projects; our ability to increase prices, contain costs and improve productivity; changes in capital availability or cost, including interest rate fluctuations; volatility of global credit markets; cybersecurity threats that could impact our networks and reporting systems; fiscal and monetary policies and other regulations, including changes in tax rates; direct or indirect consequences of acts of war or terrorism; work stoppages due to labor disputes; and competition, including technological advances. For additional information on these and other risks and uncertainties, please see our filings with the Securities and Exchange Commission, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Ks and Form 10-Qs. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

AptarGroup, Inc.
Condensed Consolidated Financial Statements (Unaudited)
(In Thousands, Except Per Share Data)
Consolidated Statements of Income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Net Sales	$617,746	$619,999	$1,219,062	$1,202,337
Cost of Sales (exclusive of depreciation and amortization shown below) (1)	399,954	389,863	784,886	764,066
Selling, Research & Development and Administrative (2)	95,659	96,131	197,175	199,146
Depreciation and Amortization	37,242	40,390	74,573	76,277
Operating Income	84,891	93,615	162,428	162,848
Other Income/(Expense):
Interest Expense	(7,712)	(9,203)	(15,974)	(17,794)
Interest Income	643	460	973	1,044
Equity in Results of Affiliates	(22)	(51)	(70)	(172)
Miscellaneous, net	1,768	(463)	1,691	(1,723)
Income before Income Taxes	79,568	84,358	149,048	144,203
Provision for Income Taxes	14,379	25,307	32,054	41,286
Net Income	$65,189	$59,051	$116,994	$102,917

Net (Income)/Loss Attributable to Noncontrolling Interests	(15)	(3)	-	(6)
Net Income Attributable to AptarGroup, Inc.	$65,174	$59,048	$116,994	$102,911
Net Income Attributable to AptarGroup, Inc. per Common Share:
Basic	$1.04	$0.94	$1.87	$1.64
Diluted	$1.01	$0.91	$1.81	$1.58

Average Numbers of Shares Outstanding:
Basic	62,631	63,053	62,494	62,888
Diluted	64,828	64,785	64,519	65,063

Notes to the Condensed Consolidated Financial Statements:
(1) For the six months ended June 30, 2016, Cost of Sales included the effect of approximately $2.6 million of purchase accounting adjustments to inventory related to the Mega Airless acquisition.

(2) For the six months ended June 30, 2016, Selling, Research & Development and Administrative included approximately $5.6 million of costs related to the Mega Airless acquisition.

AptarGroup, Inc.
Condensed Consolidated Financial Statements (Unaudited)
(continued)
(In Thousands)
Consolidated Balance Sheets

	June 30, 2017	December 31, 2016
ASSETS

Cash and Equivalents	$336,915	$466,287
Receivables, net	499,697	433,127
Inventories	320,082	296,914
Other Current Assets	87,775	73,842
Total Current Assets	1,244,469	1,270,170
Net Property, Plant and Equipment	831,708	784,321
Goodwill	429,579	407,522
Other Assets	158,108	144,772
Total Assets	$2,663,864	$2,606,785

LIABILITIES AND EQUITY

Short-Term Obligations	$7,889	$173,816
Accounts Payable and Accrued Liabilities	471,171	369,139
Total Current Liabilities	479,060	542,955
Long-Term Obligations	770,648	772,737
Deferred Liabilities	104,980	116,851
Total Liabilities	1,354,688	1,432,543

AptarGroup, Inc. Stockholders' Equity	1,308,877	1,173,950
Noncontrolling Interests in Subsidiaries	299	292
Total Equity	1,309,176	1,174,242

Total Liabilities and Equity	$2,663,864	$2,606,785

AptarGroup, Inc.
Reconciliation of EBIT and EBITDA to Net Income (Unaudited)
(In Thousands)

	Three Months Ended
	June 30, 2017

	Consolidated	Beauty + Home	Pharma	Food + Beverage	Corporate & Other	Net Interest
Net Sales	$617,746	322,117	201,702	93,927	-	-

Reported net income	$65,189
Reported income taxes	14,379
Reported income before income taxes	79,568	25,203	59,792	12,577	(10,935)	(7,069)
Adjustments:
None

Earnings before income taxes	79,568	25,203	59,792	12,577	(10,935)	(7,069)
Interest expense	7,712					7,712
Interest income	(643)					(643)
Earnings before net interest and taxes (EBIT)	86,637	25,203	59,792	12,577	(10,935)	-
Depreciation and amortization	37,242	19,347	9,857	6,117	1,921	-
Earnings before net interest, taxes, depreciation and amortization (EBITDA)	$123,879	$44,550	$69,649	$18,694	$(9,014)	$-

Segment income margins (Income before income taxes / Reported Net Sales)		7.8%	29.6%	13.4%
EBITDA margins (EBITDA / Reported Net Sales)	20.1%	13.8%	34.5%	19.9%

	Three Months Ended
	June 30, 2016

	Consolidated	Beauty + Home	Pharma	Food + Beverage	Corporate & Other	Net Interest
Net Sales	$619,999	340,321	191,034	88,644	-	-

Reported net income	$59,051
Reported income taxes	25,307
Reported income before income taxes	84,358	30,547	58,597	13,593	(9,636)	(8,743)
Adjustments:
None

Earnings before income taxes	84,358	30,547	58,597	13,593	(9,636)	(8,743)
Interest expense	9,203					9,203
Interest income	(460)					(460)
Earnings before net interest and taxes (EBIT)	93,101	30,547	58,597	13,593	(9,636)	-
Depreciation and amortization	40,390	22,239	10,360	6,072	1,719	-
Earnings before net interest, taxes, depreciation and amortization (EBITDA)	$133,491	$52,786	$68,957	$19,665	$(7,917)	$-

Segment income margins (Income before income taxes / Reported Net Sales)		9.0%	30.7%	15.3%
EBITDA margins (EBITDA / Reported Net Sales)	21.5%	15.5%	36.1%	22.2%

AptarGroup, Inc.
Reconciliation of EBIT, Adjusted EBIT, EBITDA and Adjusted EBITDA to Net Income (Unaudited)
(In Thousands)

	Six Months Ended
	June 30, 2017

	Consolidated	Beauty + Home	Pharma	Food + Beverage	Corporate & Other	Net Interest
Net Sales	$1,219,062	644,565	398,614	175,883	-	-

Reported net income	$116,994
Reported income taxes	32,054
Reported income before income taxes	149,048	47,411	118,862	19,717	(21,941)	(15,001)
Adjustments:
None

Earnings before income taxes	149,048	47,411	118,862	19,717	(21,941)	(15,001)
Interest expense	15,974					15,974
Interest income	(973)					(973)
Earnings before net interest and taxes (EBIT)	164,049	47,411	118,862	19,717	(21,941)	-
Depreciation and amortization	74,573	39,227	19,628	11,923	3,795	-
Earnings before net interest, taxes, depreciation and amortization (EBITDA)	$238,622	$86,638	$138,490	$31,640	$(18,146)	$-

Segment income margins (Income before income taxes / Reported Net Sales)		7.4%	29.8%	11.2%
EBITDA margins (EBITDA / Reported Net Sales)	19.6%	13.4%	34.7%	18.0%

	Six Months Ended
	June 30, 2016

	Consolidated	Beauty + Home	Pharma	Food + Beverage	Corporate & Other	Net Interest
Net Sales	$1,202,337	654,657	374,169	173,511	-	-

Reported net income	$102,917
Reported income taxes	41,286
Reported income before income taxes	144,203	54,075	111,833	22,876	(27,831)	(16,750)
Adjustments:
Transaction costs related to the Mega Airless acquisition	5,640				5,640
Purchase accounting adjustments related to Mega Airless inventory	2,577	2,151	426
Adjusted earnings before income taxes	152,420	56,226	112,259	22,876	(22,191)	(16,750)
Interest expense	17,794					17,794
Interest income	(1,044)					(1,044)
Adjusted earnings before net interest and taxes (Adjusted EBIT)	169,170	56,226	112,259	22,876	(22,191)	-
Depreciation and amortization	76,277	41,497	19,617	11,896	3,267	-
Adjusted earnings before net interest, taxes, depreciation and amortization (Adjusted EBITDA)	$245,447	$97,723	$131,876	$34,772	$(18,924)	$-

Segment income margins (Income before income taxes / Reported Net Sales)		8.3%	29.9%	13.2%
Adjusted EBITDA margins (Adjusted EBITDA / Reported Net Sales)	20.4%	14.9%	35.2%	20.0%

AptarGroup, Inc.
Reconciliation of Adjusted Earnings Per Diluted Share (Unaudited)
($ in thousands, except per share information)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Income before Income Taxes	$79,568	$84,358	$149,048	$144,203

Adjustments:
Transaction costs related to the Mega Airless acquisition				5,640
Purchase accounting adjustments related to Mega Airless inventory				2,577
Foreign currency effects (1)		(1,189)		(2,729)
Adjusted Income before Income Taxes	$79,568	$83,169	$149,048	$149,691

Provision for Income Taxes	$14,379	$25,307	$32,054	$41,286

Adjustments:
Transaction costs related to the Mega Airless acquisition				1,483
Purchase accounting adjustments related to Mega Airless inventory				859
Foreign currency effects (1)		(344)		(675)
Adjusted Provision for Income Taxes	$14,379	$24,963	$32,054	$42,953

Net (Income)/Loss Attributable to Noncontrolling Interests	$(15)	$(3)	$-	$(6)

Net Income Attributable to AptarGroup, Inc.	$65,174	$59,048	$116,994	$102,911

Adjustments:
Transaction costs related to the Mega Airless acquisition				4,157
Purchase accounting adjustments related to Mega Airless inventory				1,718
Foreign currency effects (1)		(845)		(2,054)
Adjusted Net Income Attributable to AptarGroup, Inc.	$65,174	$58,203	$116,994	$106,732

Average Number of Diluted Shares Outstanding	64,828	64,785	64,519	65,063

Net Income Attributable to AptarGroup, Inc. Per Diluted Share	$1.01	$0.91	$1.81	$1.58

Adjustments:
Transaction costs related to the Mega Airless acquisition				0.06
Purchase accounting adjustments related to Mega Airless inventory				0.03
Foreign currency effects (1)		(0.01)		(0.03)
Adjusted Net Income Attributable to AptarGroup, Inc. Per Diluted Share	$1.01	$0.90	$1.81	$1.64

(1) Foreign currency effects are approximations of the adjustment necessary to state the prior year earnings and earnings per share using current period foreign currency exchange rates.

AptarGroup, Inc.
Reconciliation of Adjusted Earnings Per Diluted Share (Unaudited)
($ in thousands, except per share information)

	Three Months Ended
	September 30,
	Expected 2017	2016

Income before Income Taxes		$75,001

Adjustments:
Foreign currency effects (1)		1,020
Adjusted Income before Income Taxes		$76,021

Provision for Income Taxes		$21,901

Adjustments:
Foreign currency effects (1)		307
Adjusted Provision for Income Taxes		$22,208

Net (Income)/Loss Attributable to Noncontrolling Interests		$(2)

Net Income Attributable to AptarGroup, Inc.		$53,098

Adjustments:
Foreign currency effects (1)		713
Adjusted Net Income Attributable to AptarGroup, Inc.		$53,811

Average Number of Diluted Shares Outstanding		64,690

Net Income Attributable to AptarGroup, Inc. Per Diluted Share (2)	$0.77 - $0.82	$0.82

Adjustments:
Foreign currency effects (1)		0.01
Adjusted Net Income Attributable to AptarGroup, Inc. Per Diluted Share (2)	$0.77 - $0.82	$0.83

(1) Foreign currency effects are approximations of the adjustment necessary to state the prior year earnings per share using foreign currency exchange rates as of June 30, 2017.

(2) AptarGroup’s expected earnings per share range for the third quarter of 2017 is based on an effective tax rate range of 26.5% to 28.5% which includes an estimate of a potential impact from our adoption of the new accounting standard for share-based compensation.

CONTACT:
AptarGroup, Inc.
Investor Relations Contact:
Matthew DellaMaria
matt.dellamaria@aptar.com
815-477-0424
or
Media Contact:
Katie Reardon
katie.reardon@aptar.com
815-477-0424